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                                                                       EXHIBIT 4

                             Executive Officers and
                     Members of the Conseil d'Administration
                                       of
                           AXA ASSURANCES VIE MUTUELLE

      The names of the Members of the Conseil d'Administration and the names and titles of the Executive Officers of AXA Assurances Vie Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Assurances Vie Mutuelle at 370, rue Saint-Honore, 75001 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Assurances Vie Mutuelle and each individual is a citizen of the Republic of France.

NAME, BUSINESS ADDRESS                 PRESENT PRINCIPAL OCCUPATION

*  Claude Bebear                       Chairman; Chairman of the Supervisory
   25, avenue Matignon                 Board, AXA
   75008 Paris, France

*  Jean-Pierre Chaffin                 Chairman, Federation de la
   5, rue de La Bruyere                Metallurgie (industry)
   75009 Paris, France

*  Henri de Castries                   Chairman of the Management Board,
   25, avenue Matignon                 AXA
   75008 Paris, France

*  Henri de Clermont-Tonnerre          Chairman and Chief Executive Officer,
   4, avenue Van Dyck                  Ersa Societe Industrielle et
   75008 Paris, France                 Financiere

*  Pierre de Waziers                   Managing Director, E.A.C.M.
   8, rue Sainte Lucie
   75015 Paris, France

*  Jean-Rene Fourtou                   Vice-Chairman of the Management Board,
   25, quai Paul Doumer                Aventis; Managing Director, Aventis
   92408 Courbevoie, France            (chemicals)

*  Octave Manset                       Communication Manager, BMW
   75, rue de la Tour                  Group in France (auto manufacturing)
   75016 Paris, France

*  Henri Lachmann                      Chairman and Chief Executive Officer,
   43-45, boulevard Franklin           Schneider Electric (electric equipment)
    Roosevelt
   92500 Rueil-Malmaison, France


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NAME, BUSINESS ADDRESS                 PRESENT PRINCIPAL OCCUPATION

   Francois Pierson                    Executive Officer

*  Jean de Ribes                       Managing Director, Fortuny Finance
   38, rue Fortuny                     Conseil (banking)
   75017 Paris, France

*  Francois Richer                     Retired

*  Georges Rousseau                    Retired

*  Claude Tendil                       Vice-Chairman of the Management Board,
   25, avenue Matignon                 AXA; Chairman and Chief Executive
   75008 Paris, France                 Officer of the Insurance Companies in
                                       France, AXA
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*  Member, Conseil d'Administration

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